QTS

CLASS A COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 74736A 10 3

FULLY PAID AND NONASSESSABLE SHARES OF THE CLASS A COMMON STOCK, $0.01 PAR VALUE, OF

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of the certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile signatures of the Corporation’s duly authorized officers.

Dated:

QTS Realty Trust, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

COUNTERSIGNED AND REGISTERED:

COMPUTERSHARE TRUST COMPANY, N.A.

TRANSFER AGENT

AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

CHIEF EXECUTIVE OFFICECHIEF FINANCIAL OFFICER R

THIS CERTIFICATE IS TRANSFERABLE

IN CANTON, MA, JERSEY CITY, NJ

AND COLLEGE STATION, TX

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM

TEN ENT

JT TEN

as tenants in common

as tenants by the entireties

as joint tenants with right

of survivorship and not as

tenants in common

UNIF GIFT (TRANS) MIN ACT Custodian

(Cust) (Minor)

under Uniform Gifts (Transfer) to Minors

Act

(State)

Additional abbreviations may also be used though not in the above list.

–––

FOR VALUE RECEIVED, hereby sells, assigns and transfers unto

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE

Shares

of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

Signature(s) Guaranteed

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,

STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN

APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

NOTICE: THE SIGNATURES TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE

FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications, and terms and conditions of redemption of the shares of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class which the Corporation is authorized to issue in series, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of shares. Such request may be made to the Secretary of the Corporation or its transfer agent.

The shares represented by this certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer. Subject to

certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person may Beneficially Own or Constructively Own

shares of the Corporation’s Common Stock in excess of 6% (in value or number of shares, whichever is more restrictive) of the outstanding shares of Common Stock of the Corporation, other than (A) an Excepted Holder, or (B) a Designated Investment Entity; (ii) no Person may Beneficially Own

or Constructively Own shares of the Corporation’s Preferred Stock of the Corporation in excess of 6% (in value or number of shares, whichever is more restrictive) of the total outstanding shares of such class or series of Preferred Stock of the Corporation; (iii) no Excepted Holder may

Beneficially Own or Constructively Own shares of the Corporation’s Common Stock in excess of the Excepted Holder Limit for such Excepted

Holder, as set forth in the Corporation’s Charter; (iv) no Designated Investment Entity may Beneficially Own or Constructively Own shares of the

Corporation’s Common Stock or shares of the Corporation’s Preferred Stock in excess of 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of Common Stock or Preferred Stock of the Corporation, as applicable; (v) no Person may Beneficially Own or Constructively Own shares of the Corporation’s Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; (vi) no Person may Beneficially Own or Constructively Own shares of the

Corporation’s Capital Stock that would result in the Corporation owning (directly or indirectly) an interest in a tenant that is described in Section

856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant for the taxable year of the Corporation during which such determination is being made would reasonably be expected to equal or exceed the lesser of (a) one percent (1%) of the Corporation’s gross income (as determined for purposes of Section 856(c) of the Code),

or (b) an amount that would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code; and (vii)

no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100

Persons (as determined under the principles of Section 856(a)(5) of the Code). Any Person who Beneficially Owns or Constructively Owns,

Transfers or attempts to Beneficially Own or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations set forth must immediately notify the Corporation. If certain of the restrictions on transfer or ownership above are violated, the shares of Capital Stock represented hereby will be automatically

Transferred to a Charitable Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may take other actions, including redeeming Capital Stock upon the terms and conditions specified by the Board of Directors in its sole and absolute discretion if the Board of Directors determines that ownership or a Transfer or Non-Transferring Event may violate the restrictions described above.

Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. A

Person who attempts to Beneficially Own or Constructively Own shares of Capital Stock in violation of the ownership limitations described above shall have no claim, cause of action, or any recourse whatsoever against a transferor of such shares.

All capitalized terms in this legend have the meanings defined in the Corporation’s Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of shares of Capital Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its Principal Office.